INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-101494 on Form S-8, Registration Statement No. 333-83658 on Form S-8, Registration Statement No. 333-83656 on Form S-8 and Registration Statement No. 333-72931 on Form S-8 of Dycom Industries, Inc., of our report dated February 14, 2003, with respect to the financial statements of First South Utility Construction, Inc. included in the Current Report (Form 8K/A) of Dycom Industries, Inc., dated November 25, 2003.

/s/ DAVENPORT, MARVIN, JOYCE & CO., L.L.P.
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DAVENPORT, MARVIN, JOYCE & CO., L.L.P.




Certified Public Accountants
Greensboro, North Carolina


February 5, 2003